UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2007

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 650, Anaheim, CA	92806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure.
On March 31, 2007, New Horizons Worldwide, Inc. (the “Company”) completed the sale of substantially all of the assets of the company-owned training centers located in Chicago, Illinois and Cleveland, Ohio to NH Chicago, LLC and NH Cleveland, LLC, respectively, for an aggregate purchase price of $1,000,000, subject to certain post-closing adjustments, and the assumption by the buyers of certain liabilities.  Concurrent with the sale of the assets, the Company’s franchising subsidiary, New Horizons Franchising Group, Inc., executed franchise agreements with the buyers, pursuant to which the buyers were granted the right to operate a New Horizons Computer Learning Center in Chicago, Illinois and Cleveland, Ohio, respectively.  The sales are the first such sales in 2007 and bring to nine the number of training centers sold since January 1, 2006 in the Company’s effort to reduce the number of company-owned training centers and refocus its effort on the franchising segment of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date: April 3, 2007
	By:	/s/ Charles M. Caporale
Charles M. Caporale
Senior Vice President & Chief Financial Officer